IDEXX Laboratories Elects Daniel Junius to Board of Directors

WESTBROOK, Maine, March 11, 2014 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), today announced the unanimous election of Daniel M. Junius as a member of the Company's Board of Directors, effective March 11, 2014. Mr. Junius fills a vacancy on the Board for a Class I director, the remaining term for which ends at the Company's 2015 annual meeting of stockholders.

"I am very pleased and excited to welcome Daniel Junius to our Board of Directors," said Jonathan Ayers, the Company's Chairman of the Board and Chief Executive Officer. "Dan brings an impressive depth of executive leadership, strategic thinking and financial experience as well as extensive biotechnology knowledge, which the Company will benefit from as it continues to strengthen and grow its business and capitalize on its opportunities."

Mr. Junius, age 61, has served as President and Chief Executive Officer of ImmunoGen, Inc. (NASDAQ: IMGN), a biotechnology company that develops targeted anticancer therapeutics, since January 2009. Prior to that, he served as President and Chief Operating Officer and Acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, as Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius has also served as a director of ImmunoGen since November 2008. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a business to business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Prior to NEBS, he was Vice President and Chief Financial Officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer of that company in 1996. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a Masters in Management from Northwestern University's Kellogg School of Management.

Mr. Junius was also appointed by the Board to serve, effective March 11, 2014, on the Audit Committee of the Board. At the end of Mr. Junius's remaining term as a Class I director, it is expected that he will stand for re-election at the Company's 2015 annual meeting of stockholders as a Class I director for a three-year term ending in 2018.

About IDEXX Laboratories
IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 5,500 people and offers products to customers in over 175 countries.

Note Regarding Forward-Looking Statements
This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," and similar words and expressions. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company's filings with the United States Securities and Exchange Commission (which are available from the SEC's EDGAR database at www.sec.gov/, at various SEC reference facilities in the United States and via the Company's website at www.idexx.com).

Contact: Ed Garber, Director, Investor Relations, (207) 556-8155

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